GNU LESSER GENERAL PUBLIC LICENSE
Version 2.1, February 1999

(The master copy of this license lives on the "http://www.gnu.org/copyleft/lesser.html" GNU website.)

Copyright (C) 1991, 1999 Free Software Foundation, Inc.
59 Temple Place, Suite 330, Boston, MA  02111-1307  USA
Everyone is permitted to copy and distribute verbatim copies of this license document, but changing it is not allowed.

[This is the first released version of the Lesser GPL.
It also counts  as the successor of the GNU Library
Public License, version 2, hence the version number 2.1.]

Preamble

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END OF TERMS AND CONDITIONS